Exhibit 99.1

Inseego Reports Second Quarter 2020 Financial Results

•	New 5G product portfolio delivering breakthrough performance in multiple pre-launch field trials globally
•	Continued strong demand for mobile products

SAN DIEGO—August 5, 2020—Inseego Corp. (Nasdaq: INSG) (the “Company”), a pioneer in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the second quarter ended June 30, 2020. The Company reported second quarter net revenue of $80.7 million, reflecting year-over-year growth of 44%, GAAP operating loss of $5.3 million, GAAP net loss of $74.8 million, including $67.2 million of one-time non-cash charges relating to refinancing activities during the quarter. GAAP net loss of $0.78 per share, adjusted EBITDA of $4.3 million and non-GAAP net loss of $0.01 per share. Cash and cash equivalents at quarter end was $42.1 million.

“We reported an exceptionally strong quarter with outstanding operational execution in every part of the company and over $80 million in revenue. We’re on track to launch our new 5G portfolio with multiple operators in the coming months and are seeing phenomenal performance in pre-launch field trials on live 5G networks,” said Inseego Chairman and CEO Dan Mondor. “We rapidly increased our supply chain capacity in response to the surge in demand and continue to see strong demand for our 4G mobile products driven by work-from-home and distance learning and our 5G products as the technology is deployed in more networks worldwide.”

Corporate Highlights

-	Q2 revenue growth up 42% sequentially and 44% year-over-year, driven by IoT & Mobile Solutions
-	Operating cash flow increased to $4.3 million in the quarter
-	Strengthened balance sheet with repayment of high interest term loan and $180 million convertible note issued with maturity in May 2025
-	Rapidly scaled supply chain to meet initial surge and continued demand for mobile products
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Next-generation 5G portfolio demonstrating superb performance with multi-gigabit and gigabit-plus speeds in high-band (mmWave) and lower-band (sub-6 GHz) spectrum in live pre-launch field trials with multiple operators

IoT & Mobile Solutions

-	Q2 2020 revenue of $66.2 million, up 64% sequentially and up 66% year-over-year
-	GAAP gross margins for mobile products up 180 basis points sequentially with non-GAAP gross margins up 240 basis points sequentially
-	Q2 growth driven by 4G LTE mobile solutions sold into enterprise channel
-	Won another North American Tier One mobile operator customer for the MiFi® 8000 4G LTE mobile hotspot
-	Expanded channel, including Skyus® 160 4G LTE global-band gateway with Verizon Wireless

Enterprise SaaS Solutions

-	Q2 revenue of $14.4 million, down 9% year-over-year and 12% sequentially due to COVID-related installation delays and foreign exchange rate headwinds
-	Ctrack business seeing strong recovery in multiple geographies exiting the quarter and continued positive market traction and customer acceptance with Ctrack Clarity SMB-focused application
-	DMS cloud-based subscription management service grew subscriber base 27% and revenue up 51% sequentially

“In addition to delivering strong top-line growth and improved operating cash flow, we strengthened our balance sheet in Q2 by refinancing the balance of our debt, lowering the interest rate to 3.25%, extending maturities to 2025 and adding approximately $13 million in cash,” said Inseego EVP and CFO Steve Smith. “We incurred some higher short-term cost of goods in order to fulfill customer demand, however we expect to fully recover these costs over the coming quarters.”

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Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

•	In the United States, call 1-844-881-0135
•	International parties can access the call at 1-412-317-6727

An audio replay of the conference call will be available beginning one hour after the call, through August 19, 2020. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10145477 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company’s website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry pioneer in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband and fixed wireless access (FWA) solutions incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; and (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives, including restructuring activities and the timing of their implementation; (15) the potential impact of COVID-19 on the business.

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These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible 3.25% and 5.5% senior notes and term loan, loss on debt conversion and extinguishment relating to the Company’s convertible 5.5% senior notes, and fair value adjustments on derivative instruments. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes and the term loans) and foreign currency transaction gains and losses.

Adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.

Media Contact:

Anette Gaven

+1 (619) 993-3058

Anette.Gaven@inseego.com

or

Investor Relations Contact:

Joo-Hun Kim

MKR Group

+1 (212) 868-6760

joohunkim@mkrir.com

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INSEEGO CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenues:
IoT & Mobile Solutions	$66,243	$39,983	$106,624	$72,764
Enterprise SaaS Solutions	14,446	15,908	30,905	31,683
Total net revenues	80,689	55,891	137,529	104,447
Cost of net revenues:
IoT & Mobile Solutions	53,223	33,986	86,087	61,586
Enterprise SaaS Solutions	5,466	6,350	12,215	12,546
Total cost of net revenues	58,689	40,336	98,302	74,132
Gross profit	22,000	15,555	39,227	30,315
Operating costs and expenses:
Research and development	10,540	5,188	18,764	8,673
Sales and marketing	8,648	7,229	17,403	13,620
General and administrative	7,396	7,464	14,558	13,938
Amortization of purchased intangible assets	753	857	1,579	1,728
Total operating costs and expenses	27,337	20,738	52,304	37,959
Operating loss	(5,337)	(5,183)	(13,077)	(7,644)
Other income (expense):
Loss on debt conversion and extinguishment	(67,241)	–	(75,174)	–
Interest expense, net	(3,160)	(5,142)	(6,540)	(10,217)
Other income (expense), net	787	(72)	1,765	241
Loss before income taxes	(74,951)	(10,397)	(93,026)	(17,620)
Income tax provision (benefit)	(115)	322	(24)	570
Net loss	(74,836)	(10,719)	(93,002)	(18,190)
Less: Net loss (income) attributable to noncontrolling interests	6	(60)	(26)	(74)
Net loss attributable to Inseego Corp.	(74,830)	(10,779)	(93,028)	(18,264)
Preferred stock dividend	(835)	–	(1,227)	–
Net loss attributable to common shareholders	$(75,665)	$(10,779)	$(94,255)	$(18,264)
Per share data:
Net loss per common share:
Basic and diluted	$(0.78)	$(0.14)	$(1.01)	$(0.24)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	96,487,344	78,844,666	93,680,846	76,618,142

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INSEEGO CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,100	$12,074
Accounts receivable, net	40,556	19,656
Inventories, net	20,173	25,290
Prepaid expenses and other	11,876	7,117
Total current assets	114,705	64,137
Property, plant and equipment, net	12,198	10,756
Rental assets, net	4,704	5,385
Intangible assets, net	45,642	44,392
Goodwill	28,030	33,659
Right-of-use assets, net	6,248	2,657
Other assets	385	387
Total assets	$211,912	$161,373
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$49,239	$26,482
Accrued expenses and other current liabilities	18,569	17,861
Convertible 5.5% senior notes, net	2	–
DigiCore bank facilities	126	187
Total current liabilities	67,936	44,530
Long-term liabilities:
Convertible 3.25% senior notes, net	176,171	–
Convertible 5.5% senior notes, net	–	101,334
Term loan, net	–	46,538
Deferred tax liabilities, net	3,101	3,949
Other long-term liabilities	6,632	2,380
Total liabilities	253,840	198,731
Stockholders’ deficit:
Preferred stock	–	–
Common stock	97	82
Additional paid-in capital	686,410	584,862
Accumulated other comprehensive loss	(15,783)	(3,879)
Accumulated deficit	(712,558)	(618,303)
Total stockholders’ deficit attributable to Inseego Corp.	(41,834)	(37,238)
Noncontrolling interests	(94)	(120)
Total stockholders’ deficit	(41,928)	(37,358)
Total liabilities and stockholders’ deficit	$211,912	$161,373

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INSEEGO CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(74,836)	$(10,719)	$(93,002)	$(18,190)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,192	3,769	9,692	7,208
Provision for bad debts, net of recoveries	59	155	74	385
Provision for excess and obsolete inventory, net of recoveries	147	27	180	336
Share-based compensation expense	4,428	3,645	5,981	4,702
Amortization of debt discount and debt issuance costs	1,548	2,443	3,245	4,886
Fair value adjustment on derivative instrument	(826)	–	(826)	–
Loss on debt conversion and extinguishment	67,241	–	75,174	–
Deferred income taxes	8	1	10	(17)
Other	672	560	158	680
Changes in assets and liabilities:
Accounts receivable	(12,908)	3,978	(21,498)	688
Inventories	(6,151)	3,242	2,725	(4,608)
Prepaid expenses and other assets	(4,315)	(1,522)	(5,298)	(1,208)
Accounts payable	20,413	(7,370)	22,334	(3,861)
Accrued expenses, income taxes, and other	3,662	(3,231)	5,713	(1,056)
Net cash provided by (used in) operating activities	4,334	(5,022)	4,662	(10,055)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,264)	(2,545)	(2,831)	(2,973)
Proceeds from the sale of property, plant and equipment	72	404	235	454
Additions to capitalized software development costs and purchases of intangible assets	(6,184)	(4,859)	(10,637)	(8,801)
Net cash used in investing activities	(8,376)	(7,000)	(13,233)	(11,320)
Cash flows from financing activities:
Gross proceeds from the issuance of convertible 3.25% senior notes	100,000	–	100,000	–
Payment of issuance costs related to convertible 3.25% senior notes	(2,544)	–	(2,544)	–
Payoff of term loan and related extinguishment costs	(48,830)	–	(48,830)	–
Cash paid to investors in exchange transaction	(32,062)	–	(32,062)	–
Gross proceeds received from issuance of Series E preferred stock	–	–	25,000	–
Repurchase of Series E preferred stock	(2,354)	–	(2,354)	–
Proceeds from the exercise of warrants to purchase common stock	–	–	1,861	10,639
Net repayment of DigiCore bank and overdraft facilities	(30)	(359)	104	(394)
Principal payments under finance lease obligations	(805)	(264)	(1,462)	(532)
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	1,455	311	1,431	598
Net cash provided by (used in) financing activities	14,830	(312)	41,144	10,311
Effect of exchange rates on cash	771	724	(2,547)	317
Net increase (decrease) in cash, cash equivalents and restricted cash	11,559	(11,610)	30,026	(10,747)
Cash, cash equivalents and restricted cash, beginning of period	30,541	31,939	12,074	31,076
Cash, cash equivalents and restricted cash, end of period	$42,100	$20,329	$42,100	$20,329

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INSEEGO CORP.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(74,836)	$(0.78)	$(93,002)	$(0.99)
Adjustments:
Share-based compensation expense(a)	4,428	0.05	5,981	0.06
Purchased intangibles amortization(b)	1,172	0.01	2,475	0.03
Debt discount and issuance costs amortization (c)	1,548	0.02	3,120	0.03
Fair value adjustment on derivative instrument (d)	(826)	(0.01)	(826)	(0.01)
Loss on debt conversion and extinguishment (e)	67,241	0.70	75,174	0.80
Non-GAAP net loss	$(1,273)	$(0.01)	(7,078)	$(0.08)

(a)	Includes share-based compensation expense recorded under ASC Topic 718.
(b)	Includes amortization of intangible assets purchased through acquisitions.
(c)	Includes the debt discount and issuance costs amortization related to the convertible 3.25% and 5.5% senior notes.
(d)	Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(e)	Includes the loss on debt conversion and extinguishment of the convertible 5.5% senior notes.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Three Months Ended June 30, 2020

(In thousands)

(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-GAAP
Cost of net revenues	$58,689	$760	$419	$57,510
Operating costs and expenses:
Research and development	10,540	1,510	–	9,030
Sales and marketing	8,648	816	–	7,832
General and administrative	7,396	1,342	–	6,054
Amortization of purchased intangible assets	753	–	753	–
Total operating costs and expenses	$27,337	3,668	753	$22,916
Total		$4,428	$1,172

(a)	Includes share-based compensation expense recorded under ASC Topic 718.
(b)	Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses

Six Months Ended June 30, 2020

(In thousands)

(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-GAAP
Cost of net revenues	$98,302	$987	$896	$96,419
Operating costs and expenses:
Research and development	18,764	1,802	–	16,962
Sales and marketing	17,403	1,279	–	16,124
General and administrative	14,558	1,913	–	12,645
Amortization of purchased intangible assets	1,579	–	1,579	–
Total operating costs and expenses	$52,304	4,994	1,579	$45,731
Total		$5,981	$2,475

(a)	Includes share-based compensation expense recorded under ASC 718.
(b)	Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Loss before income taxes	$(74,951)	$(93,026)
Depreciation and amortization(a)	5,192	9,692
Share-based compensation expense(b)	4,428	5,981
Loss on debt conversion and extinguishment (c)	67,241	75,174
Interest expense, net(d)	3,160	6,540
Other income, net(e)	(787)	(1,765)
Adjusted EBITDA	$4,283	$2,596

(a)	Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.
(b)	Includes share-based compensation expense recorded under ASC Topic 718.
(c)	Includes the loss on debt conversion and extinguishment of the convertible 5.5% senior notes.
(d)	Includes debt discount and issuance costs amortization related to the convertible 3.25% and 5.5% senior notes.
(e)	Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument, as well as foreign currency transaction gains and losses, net of the gain on the sale of certain fixed assets.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Quarterly Net Revenues by Product Grouping

(In thousands)

(Unaudited)

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
IoT & Mobile Solutions	$66,243	$40,381	$35,477	$45,926	$39,983
Enterprise SaaS Solutions	14,446	16,459	16,856	16,790	15,908
Total net revenues	$80,689	$56,840	$52,333	$62,716	$55,891

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